Exhibit 31.2
Certifications
I, John Leahy, certify that:
1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of iRobot Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 29, 2010	/s/ John Leahy
John Leahy
Chief Financial Officer